FORM 8-K

                                  UNITED STATE
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 8, 2003

                        NOVEX SYSTEMS INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

       New York                      0-26112                     41-1759882
(State of Jurisdiction)      (Commission File Number)      (IRS Employer ID No.)

16 Cherry Street               Clifton, New Jersey                      07014
(Address of Principal                                                 (Zip Code)
Executive offices)

Registrant's telephone number, including area code 973-777-2307

                                                     Name of each exchange on
    Title of each class                                  which registered
    -------------------                            -----------------------------
Common Stock $.001 par value                       OTC Electronic Bulletin Board

                       DOCUMENTS INCORPORATED BY REFERENCE

Location in Form 8-K                                       Incorporated Document
--------------------                                       ---------------------
None                                                       None


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Item 1.     Changes in Control of Registrant. None

Item 2.      Acquisition or Disposition of Assets. None.

Item 3.      Bankruptcy or Receivership. None

Item 4.      Changes in Registrant's Certifying Accountant. None.

Item 5. Other Events. Effective September 3, 2003, The Sherwin-Williams Company ("Sherwin-Williams") surrendered for cancellation all of its 1,000,000 shares of common stock and all of its 1,758,839 shares of preferred stock, including accrued stock dividends after February 28, 2003. The decision was based solely on Sherwin-Williams' review of its mandatory right to convert its preferred shares into common stock pursuant to an agreement reached on August 7, 2000, which upon exercise would have resulted in Sherwin-Williams owing 90+% of the company's common stock. Under the circumstances Sherwin-Williams preference was to terminate its entire ownership interest in the company, versus having to assume a substantial controlling interest in the company pursuant to the terms and conditions of the August 7, 2000 agreement.

            Effective September 3, 2003, the company has terminated all of its preferred shares having had a liquidation preference of $1.00 per share, or a face value of $1,758,359, and has reduced its issued and outstanding common stock by 1,000,000 shares to 25,245,187. The cancellation of these shares will result in an increased ownership interest for all remaining shareholders.

            The company's former bank, Dime Commercial Corp. ("Dime"), refused to extend its foreclosure date of July 1, 2003, to enable the company to close a contract to sell its former operating plant in Clifton, New Jersey to a buyer that had agreed to purchase the property for $1,380,000 (and had placed $100,000 into escrow). On July 1, 2003, pursuant to the foreclosure, the company conveyed full ownership of its real property and personal tangible property to Dime. The company continues to own all of its intangible personal property which it needs to remain as a going concern.

            Dime has since listed the real property for sale at $1,500,000 and has appraised the personal tangible property at $157,575 for a total value of $1,657,575. On July 1, 2003, the full amount of the judgment owed to Dime, plus costs was $1,336,299. The company has demanded in a formal court filing that it receive a surplus of the difference between the fair market value of its property and the judgment. A hearing will be scheduled for mid-September to make the determination.

Item 6.     Resignation of Registrant's Directors. None.

Item 7.     Financial Statements and Exhibits.  None.

Item 8.     Change in Fiscal Year.  None.

Item 9.     Sales of Equity Securities Pursuant to Regulation S. None

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in capacities and on the dates indicated and is duly authorized.


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NOVEX SYSTEMS INTERNATIONAL CORPORATION


By: /SS/  Daniel W. Dowe
    -------------------------------
    Daniel W. Dowe, President

Dated: September 8, 2003


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